 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2019

DOMO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38553	27-3687433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
772 East Utah Valley Drive
American Fork, UT 84003
(Address of principal executive offices)
Registrant’s telephone number, including area code: (801) 899-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed on the Registration Statement on Form S-1 (File No. 333-225348) (the “Registration Statement”) of Domo, Inc. (the “Company”), the Company entered into employment letters in June 2018 with each of Joshua G. James, the Company’s founder, chief executive officer and chairman, and Bruce Felt, the Company’s chief financial officer, confirming the terms of the respective officer’s employment with the Company. The confirmatory employment letters with Messrs. James and Felt filed as Exhibits 10.12 and 10.13, respectively, to the Registration Statement, did not reflect the changes to their respective base salaries and with respect to Mr. Felt’s confirmatory employment letter, his target annual cash bonus opportunity, as approved by the Company’s board of directors in February 2018. The corrected versions of the confirmatory employment letters with Messrs. James and Felt are filed as Exhibits 10.1 and 10.2, respectively.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Corrected Confirmatory Employment Letter, dated June 17, 2018, between the Company and Joshua G. James
10.2	Corrected Confirmatory Employment Letter, dated June 15, 2018, between the Company and Bruce Felt

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMO, INC.
Date: May 14, 2019	By:	/s/ Bruce Felt
Bruce Felt
Chief Financial Officer